Exhibit 23.3

Consent of Independent Auditor

National Health Investors, Inc.
Murfreesboro, Tennessee

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of National Health Investors, Inc. of our report dated February 14, 2019, with respect to the consolidated financial statements of Senior Living Communities, LLC as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018.

/s/Moyer, Smith & Roller, P.A.

Charlotte, North Carolina
August 8, 2019